
                                                                   EXHIBIT 10.31

                               SECURITY AGREEMENT
                                 BY AND BETWEEN

                               PETER ANDREW ALLARD
                                 ON THE ONE HAND

                                       AND

                                 PLANETOUT INC.

                                       AND

                               PLANETOUT USA INC.
                                ON THE OTHER HAND

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                                TABLE OF CONTENTS

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1.          CAPITALIZED TERMS AND ACCOUNTING TERMS................................................        1

2.          CREATION OF SECURITY INTEREST.........................................................        2

            2.1         Grant of Security Interest................................................        2

            2.2         Effective Time............................................................        2

            2.3         Authorization of File.....................................................        2

3.          REPRESENTATIONS AND WARRANTIES........................................................        2

            3.1         Collateral................................................................        3

4.          AFFIRMATIVE COVENANTS.................................................................        3

            4.1         Quick Ratio and Tangible Net Worth Reports................................        3

            4.2         Further Assurances........................................................        3

5.          NEGATIVE COVENANTS....................................................................        3

6.          EVENTS OF DEFAULT.....................................................................        3

7.          SECURED PARTY'S RIGHTS AND REMEDIES...................................................        4

            7.1         Rights and Remedies.......................................................        4

            7.2         Power of Attorney.........................................................        4

            7.3         Accounts Collection.......................................................        5

            7.4         Secured Party Expenses....................................................        5

            7.5         Secured Party's Liability for Collateral..................................        5

            7.6         Remedies Cumulative.......................................................        5

            7.7         Demand Waiver.............................................................        6

8.          NOTICES...............................................................................        6

9.          CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER............................................        6

10.         GENERAL PROVISIONS....................................................................        6

            10.1        Successors and Assigns....................................................        6

            10.2        Indemnification...........................................................        7

            10.3        Time of Essence...........................................................        7

            10.4        Severability of Provision.................................................        7

            10.5        Amendments in Writing, Integration........................................        7

            10.6        Counterparts..............................................................        7

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            10.7        Survival..................................................................        7

            10.8        Attorneys' Fees, Costs and Expenses.......................................        7

11.         DEFINITIONS...........................................................................        8
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                                      -ii-
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      THIS SECURITY AGREEMENT dated as of May 25, 2004, between PETER ANDREW
ALLARD ("Secured Party"), whose address is Seaview, Chancery Lane, Christ
Church, Barbados, WI, on the one hand and PLANETOUT INC., a Delaware corporation
("Company"), and PLANETOUT USA INC., a Delaware corporation ("Guarantor" and together with Company, collectively, jointly and severally, "Debtors"), each of whose address is 300 California Street, Suite 200, San Francisco, CA 94104, on
the other hand is made and entered into as of the Closing Date with reference to the following facts:

      A. Company and Secured Party are parties to that certain Securities Purchase Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from the time to time, the "Purchase Agreement").

      B. Guarantor has entered into that certain General Continuing Guaranty dated as of the date hereof (as amended, supplemented, restated or otherwise modified from the time to time, the "Guaranty"), pursuant to which Guarantor is guaranteeing Company's obligations to Secured Party under the Purchase Agreement. Guarantor expects to receive substantial direct and indirect benefits from Company's entry into the Purchase Agreement as well as Guarantor's entry into the Guaranty and this Agreement.

      C. In order to induce Secured Party to enter into the Purchase Agreement, Company and Guarantor wish to grant Secured Party a security interest in certain collateral of Company and Guarantor.

      D. The parties desire that the security interest granted under this Security Agreement shall not become effective until the Effective Time (as defined below).

      E.The parties further desire that Secured Party's rights hereunder should be subordinate to the rights of Silicon Valley Bank pursuant to the terms of the Subordination Agreement (as defined below).

      In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agreement as follows:

      1. CAPITALIZED TERMS AND ACCOUNTING TERMS.

      Section 11 provides definitions for certain capitalized terms used in this Agreement. Capitalized terms that are used but not defined in this Agreement shall have the meanings given such terms in the Purchase Agreement. Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Financing Document.

      2. CREATION OF SECURITY INTEREST

            2.1 Grant of Security Interest.

            Each of the Debtors grants Secured Party a continuing security interest in all of its presently existing and later acquired Collateral to secure all Obligations and performance of each Debtor's respective duties under the Financing Documents. Except for Permitted Liens, said security interest shall be a first priority security interest in the Collateral. If this Agreement is terminated, Secured Party's lien and security interest in the Collateral shall continue until each Debtor fully satisfies its Obligations.

            2.2 Effective Time.

            Notwithstanding anything to the contrary in any Financing Document, the security interest granted hereunder shall not become effective until such time (the "Effective Time") as (a) Company shall have failed(i) at the end of any month, to have a Quick Ratio of at least 0.75 to 1.00 and a Tangible Net Worth of at least $1,000,000 or (ii) to deliver to Secured Party the monthly report required by Section 4.1 of this Agreement when due and such failure shall not have been cured prior to Secured Party's notice pursuant to Section 2.2(b), and (b) Secured Party shall have given Company notice that the security interest granted hereunder shall be, as of the date on which such notice is given, effective; provided that Secured Party may file financing statements on or after the Closing Date pursuant to the authority granted in Section 2.3 hereof.

            In the event that the security interest granted hereunder becomes effective upon the Secured Party's notice following Company's failure timely to deliver a monthly report required by Section 4.1 of this Agreement, upon the delivery to the Secured Party of such late monthly report, the security interest granted hereunder shall cease to be effective if such report indicates that the Company had a Quick Ratio of at least 0.75 to 1.00 and a Tangible Net Worth of at least $1,000,000 on the date with respect to which Company failed timely to deliver such report. Upon the security interest's ceasing to be effective, Secured Party shall return any Collateral seized by it that has not been disposed of for value to third parties.

            2.3 Authorization of File.

            Each Debtor authorizes Secured Party to file or cause to be filed financing statements at any time on or after the Closing Date, without notice to Debtors, in such jurisdictions as Secured Party deems appropriate in order to perfect or protect Secured Party's interest in the Collateral.

      3. REPRESENTATIONS AND WARRANTIES

      Each Debtor reaffirms all of its representations and warranties made in each of the other Financing Documents, which representations and warranties are incorporated into this Agreement by reference. In addition, each Debtor represents and warrants as follows:

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            3.1 Collateral.

            Debtor has good title to its respective Collateral, free of Liens except Permitted Liens. Neither Debtor has notice of any actual or imminent Insolvency Proceeding of any account debtor with respect to the Accounts that constitute Collateral. All Inventory is in all material respects of good and marketable quality, free from material defects. Debtor is the sole owner of its respective Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business.

      4. AFFIRMATIVE COVENANTS

      Each Debtor reaffirms all of its covenants made in each of the other Financing Documents, which covenants are incorporated into this Agreement by reference. In addition, the Debtors covenant jointly and severally to do all of the following for so long as there are outstanding Obligations:

            4.1 Quick Ratio and Tangible Net Worth Reports.

            Within thirty days after the last day of each calendar month, Company will deliver to Secured Party a report showing the Company's Quick Ratio and Tangible Net Worth as of the last day of such month signed by the principal financial or accounting officer of the Company.

            4.2 Further Assurances.

            Debtors will execute any further instruments and take further action as Secured Party reasonably requests to perfect or continue Secured Party's security interest in the Collateral or to effect the purposes of this Agreement. Beginning at the Effective Time, such actions may include, without limitation, the prosecution or defense of suits to protect Secured Party's rights in the Collateral, the execution and delivery of control agreements with respect to deposit accounts, the delivery of collateral schedules listing locations thereof, and the delivery of copies of applications relating to the registration of rights in intellectual property.

      5. NEGATIVE COVENANTS

            Each Debtor reaffirms all of its negative covenants made in each of the other Financing Documents, which covenants are incorporated into this Agreement by reference. In addition, the Debtors covenant jointly and severally that neither Debtor will, without at least 30 days' prior written notice, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations (such as warehouses) in which a Debtor maintains or stores over $25,000 in Collateral.

      6. EVENTS OF DEFAULT

      Each of the following events, should it occur or be continuing at or after the Effective Time, shall be an Event of Default: (i) a Debtor's failure or neglect to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Agreement or (ii) any event that constitutes an event of default under any other Financing Document.

      7. SECURED PARTY'S RIGHTS AND REMEDIES

            7.1 Rights and Remedies.

            Subject to the rights of any Senior Lender under any Subordination Agreement, effective at and after the Effective Time, when an Event of Default occurs and continues Secured Party may, without notice or demand, do any or all of the following:

                  7.1.1 Declare all Obligations immediately due and payable;

                  7.1.2 Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Secured Party considers advisable; notify any Person owing a Debtor money of Secured Party's security interest in the funds and verify the amount of the Account. Each Debtor must collect all payments in trust for Secured Party and, if requested by Secured Party, immediately deliver the payments to Secured Party in the form received from the account debtor, with proper endorsements for deposit;

                  7.1.3 Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Debtors will assemble the Collateral if Secured Party requires and make it available as Secured Party designates. Secured Party may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Debtor grants Secured Party a license to enter and occupy any of its premises, without charge, to exercise any of Secured Party's rights or remedies;

                  7.1.4 Apply to the Obligations any (i) balances and deposits of Debtors it holds, or (ii) any amount held by Secured Party owing to or for the credit or the account of Debtors;

                  7.1.5 Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Secured Party is granted a non-exclusive, royalty-free license or other right to use, without charge, Debtors' labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Secured Party's exercise of its rights under this Section, Debtors' rights under all licenses and all franchise agreements inure to Secured Party's benefit; and

                  7.1.6 Dispose of the Collateral according to the Code.

            7.2 Power of Attorney.

            Effective only at and after the Effective Time when an Event of Default occurs and continues, each Debtor irrevocably appoints Secured Party as its lawful attorney to: (i) endorse in such Debtor's name on any checks or other forms of payment or security; (ii) sign such Debtor's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under such Debtor's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Secured Party determines reasonable; and (v) transfer the Collateral into the name of Secured Party or a third party as the Code permits. Secured Party may exercise the power of attorney to sign a Debtor's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Secured Party's appointment as Debtors' attorney in fact, and all of Secured Party's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed.

            7.3 Accounts Collection.

            Subject to the rights of any Senior Lender, when an Event of Default occurs and continues: (a) Secured Party may notify any Person owing a Debtor money of Secured Party's security interest in the funds and verify the amount of the Account and (b) Debtors must collect all payments in trust for Secured Party and, if requested by Secured Party, immediately deliver the payments to Secured Party in the form received from the account debtor, with proper endorsements for deposit.

            7.4 Secured Party Expenses.

            If a Debtor fails to pay any amount or furnish any required proof of payment to third persons, Secured Party may make all or part of the payment or obtain insurance policies required under the Purchase Agreement and take any action under the policies Secured Party deems prudent. Any amounts paid by Secured Party are Secured Party Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Secured Party are deemed an agreement to make similar payments in the future or Secured Party's waiver of any Event of Default.

            7.5 Secured Party's Liability for Collateral.

            If Secured Party complies with reasonable banking practices and
Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Debtors bear all risk of loss, damage or destruction of the Collateral.

            7.6 Remedies Cumulative.

            Secured Party's rights and remedies under this Agreement, the Financing Documents, and all other agreements are cumulative. Secured Party has all rights and remedies provided under the Code, by law, or in equity. Secured Party's exercise of one right or remedy is not an election, and Secured Party's waiver of any Event of Default is not a continuing waiver. Secured Party's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Secured Party and then is only effective for the specific instance and purpose for which it was given.

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            7.7 Demand Waiver.

            Each Debtor waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Secured Party on which such Debtor is liable.

      8. NOTICES

      All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, to the addresses set forth at the beginning of this Agreement or by telefacsimile as follows:

      Peter Andrew Allard:        (246) 428-2787

      Company:                    (415) 834-6227

      Guarantor:                  (415) 834-6227

A party may change its notice information by giving the other party written notice.

      9. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

      California law governs the Financing Documents without regard to any contrary principles of conflicts of law. Debtors and Secured Party each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND SECURED PARTY EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

      10. GENERAL PROVISIONS

            10.1 Successors and Assigns.

            This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Neither Debtor may assign this Agreement or any rights under it without Secured Party's prior written consent which may be granted or withheld in Secured Party's discretion. Secured Party has the right, without the consent of or notice to Debtors, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Secured Party's obligations, rights and benefits under this Agreement.

            10.2 Indemnification.

            Debtors, jointly and severally, will indemnify, defend and hold harmless Secured Party and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Financing Documents; and
(b) all losses or Secured Party Expenses incurred, or paid by Secured Party from, following, or consequential to transactions between Secured Party and a Debtor (including reasonable attorneys fees and expenses), except for losses caused by Secured Party's gross negligence or willful misconduct.

            10.3 Time of Essence.

            Time is of the essence for the performance of all obligations in this Agreement.

            10.4 Severability of Provision.

            Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

            10.5 Amendments in Writing, Integration.

            All amendments to this Agreement must be in writing and signed by all parties hereto. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Financing Documents.

            10.6 Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

            10.7 Survival.

            All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Debtors under the Financing Documents to indemnify Secured Party will survive until all statutes of limitations for actions that may be brought against Secured Party have run.

            10.8 Attorneys' Fees, Costs and Expenses.

            In any action or proceeding between a Debtor and Secured Party arising out of the Financing Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

      11. DEFINITIONS.

      Following are definitions of certain capitalized terms used in this Agreement.

      "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed a Debtor in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by a Debtor and Debtor's Books relating to any of the foregoing.

      "DEBTOR'S BOOKS" are all of each Debtor's books and records including ledgers, records regarding such Debtor's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "CODE" is the California Uniform Commercial Code.

      "COLLATERAL" is the property described on Exhibit A.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

      "CONTROL AGREEMENT" means a control agreement, in form and substance satisfactory to Secured Party, executed and delivered by a Debtor, Secured Party, and the applicable securities intermediary (with respect to a securities account) or bank (with respect to a deposit account).

      "CURRENT LIABILITIES" are the aggregate amount of a Debtor's Total Liabilities which mature within one (1) year.

      "DEFERRED REVENUE" is all amounts received in advance of performance under a contract and not yet recognized as revenue.

      "EFFECTIVE TIME" has the meaning given such term in Section 2.2.

      "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which a Debtor has any interest.

      "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "INTELLECTUAL PROPERTY" is:

                  (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

                  (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

                  (c) All design rights which may be available to a Debtor now or later created, acquired or held;

                  (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

      All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

      "INVENTORY" is present and future inventory in which a Debtor has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of a Debtor, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

      "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

      "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

      "QUICK ASSETS" is, on any date, the Company's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable, as determined according to GAAP.

      "QUICK RATIO" is, on any date, the Company's Quick Assets divided by: (i) Current Liabilities minus (ii) Deferred Revenue minus (iii) any portion of the Obligations that is Current Liabilities plus (iv) any portion of outstanding Senior Indebtedness that is not Current Liabilities.

      "SECURED PARTY EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Financing Documents (including appeals or Insolvency Proceedings).

      "SENIOR LENDER" is the lender under the Senior Loan Documents, if any.

      "SUBORDINATION AGREEMENT" is a written agreement in a manner and form acceptable to Secured Party and approved by Secured Party in writing setting forth the terms of the subordination of the Obligations.

      "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Company and its Subsidiaries minus (a) any amounts attributable to (i) goodwill and (ii) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, minus (b) Total Liabilities, plus
(c) the Obligations, plus (d) the cumulative amount of any non-cash equity-based compensation expense.

      "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Company's consolidated balance sheet, including all Indebtedness.

      "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

                      (Signature page follows immediately.)

      In witness of the foregoing, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

                                 BORROWER:

                                 PLANETOUT INC.

                                 By: /s/ Jeffrey T. Soukup
                                     -----------------------------------------

                                 Title: Chief Financial Officer & Secretary

                                 PLANETOUT USA INC.

                                 By: /s/ Jeffrey T. Soukup
                                     ------------------------------------------

                                 Title: Chief Financial Officer & Secretary

                                 SECURED PARTY:

                                 /s/ Peter Andrew Allard
                                 ---------------------------------------------
                                 Peter Andrew Allard

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                                    EXHIBIT A

      The Collateral consists of all of Debtor's right, title and interest in and to the following whether owned now or hereafter arising and whether Debtor has rights now or hereafter has rights therein and wherever located:

      All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is held for sale or lease, or to be furnished under a contract of service or is temporarily out of Debtor's custody or possession or in transit and including any returns or repossession upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

      All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks (including, without limitation, those listed on Schedule A-1 to this exhibit), servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance, payment intangibles, and rights to payment of any kind;

      All now existing and hereafter arising accounts (including health-care insurance receivables), contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor, whether or not earned by performance, and any and all credit insurance, insurance (including refunds) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor;

      All documents (including negotiable documents), cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, money, certificates of deposit, instruments (including promissory notes) and chattel paper (including tangible and electronic chattel paper) now owned or hereafter acquired and Debtor's Books relating to the foregoing;

      All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

      All Debtor's Books relating to the foregoing, and the computers and equipment containing said books and records, and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                  Schedule A-1

                             [Intentionally Omitted]

                                      -14-